Exhibit 99.1

Teradyne Announces Fourth Quarter and Fiscal Year Results

NORTH READING, Mass. — (BUSINESS WIRE)—January 24, 2007 — Teradyne, Inc. reported sales of $263 million for the fourth quarter of 2006. Net income in the fourth quarter was $10.9 million, or $0.06 per diluted share, and $11.6 million or $0.06 per diluted share on a non-GAAP basis. Bookings for the fourth quarter were $287.5 million.

For fiscal 2006, sales were $1.38 billion. Net income for the year was $198.8 million or $1.01 per diluted share. Net income for the year from continuing operations was $202.6 million, or $1.03 per diluted share and $171.6 million, or $0.88 per diluted share on a non-GAAP basis. Bookings for the year were $1.29 billion.

“Despite continued low demand in the semiconductor test market in the fourth quarter, our results for the year as a whole were very solid,” said Michael Bradley, Teradyne president and CEO. “Our 2006 semiconductor test revenues grew significantly faster than the market, our Systems Test Group had very good performance and we achieved record free cash flow for the year. However, System On a Chip (SOC) test customers remain very cautious in the near-term as they digest their 2006 capacity additions.”

Sales in the first quarter of 2007 are expected to be between $245 million and $260 million, with earnings per diluted share between $0.00 and $0.03.

During the fourth quarter of 2006, Teradyne repurchased 2.1 million shares of its common stock for $28 million under its previously announced Stock Repurchase Program, bringing the total number of shares of common stock repurchased in fiscal 2006 to 10.6 million, for a total of $138 million.

Webcast

A webcast to discuss fourth quarter and fiscal year 2006 results, along with management’s outlook, will be held at 10 a.m. EST, Thursday, January 25, 2007. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. The webcast replay will be available on www.teradyne.com. In addition, a conference call replay will be available approximately two hours after the call. The replay number in the U.S. & Canada is 1-800-642-1687. The replay number outside the U.S. & Canada is 1-706-645-9291. The pass code for both numbers is 6116387. The replay will be available via phone and website through February 8, 2007.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Teradyne reports non-GAAP results in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate Teradyne’s baseline performance before gains, losses or other charges that are considered by management to be outside Teradyne’s ongoing operating results. Teradyne believes these non-GAAP measures will aid investors’ overall understanding of its results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how Teradyne plans and measures its own business. A reconciliation of each GAAP to non-GAAP financial measure discussed in this press release is contained in the attached Exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne, Inc.

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test complex electronics used in the consumer electronics, automotive, computing, telecommunications, and aerospace and defense industries. In 2006, Teradyne had sales of $1.38 billion, and currently employs about 3,800 people worldwide. For more information, visit www.teradyne.com. Teradyne (R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries. All product names are trademarks of Teradyne, Inc. (including its subsidiaries) or their respective owners.

Safe Harbor Statement

The forward-looking statements included in this release are made only as of the date of publication and Teradyne undertakes no obligation to update the information set forth in this release.

This release contains forward-looking statements regarding expected future revenues and earnings, future market conditions and business prospects. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees. You can generally identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of our future results will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: adverse changes in general economic or market conditions (including market demand for electronics and downturns in the semiconductor industry); the historically cyclical nature and volatility of the markets that we serve; the “hockey-stick” pattern of sales resulting in a disproportionately large percentage of total quarterly sales occurring in the last month and weeks of each quarter; the decision by customers to cancel or defer orders that previously had been accepted; reduced bookings; reductions or delays in capital investment by our customers; competitive pressures (including pricing and gross margin pressures); the risks of operating internationally (including political and economic instability and unexpected changes in legal and regulatory requirements and in policy changes affecting international markets); disruptions, delays or shortages in an adequate supply of raw materials, components or internal and external manufacturing capability; disruptions or delays in our supply chain; incoming quality of components or raw materials; insufficient or excess inventory; the effectiveness of our implementation of cost cutting and expense control measures (including facility consolidations, the centralization of certain shared services, seeking lower prices from suppliers and the outsourcing of selected manufacturing, information technology and engineering activities); the risks of potential environmental liability; any material litigation against Teradyne; the ability to attract and retain key employees; war or the threat of terrorist attacks; and other events, factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K for the fiscal year ended December 31, 2005 and our periodic reports on Forms 10-Q and 8-K.

TERADYNE, INC. REPORT FOR FOURTH FISCAL QUARTER OF 2006

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended:			Year Ended:
	December 31, 2006	October 1, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Net Revenues	$263,147	$359,122	$345,151	$1,376,818	$1,075,232
Cost of Revenues (1) (2)	141,703	183,831	184,980	716,386	663,464

Gross Profit	121,444	175,291	160,171	660,432	411,768
Operating Expenses:
Engineering and Development (1)	49,638	53,289	49,770	208,702	223,015
Selling and Administrative (1)	69,460	71,774	60,972	289,006	252,807
Restructuring and Other, net (3)	1,810	(15,118)	(10,393)	(34,107)	17,644

Operating Expenses	120,908	109,945	100,349	463,601	493,466
Income/(Loss) From Operations	536	65,346	59,822	196,831	(81,698)
Interest Income	11,029	12,453	5,572	44,624	17,790
Interest Expense	(701)	(3,518)	(3,583)	(11,060)	(16,229)

Income/(Loss) From Continuing Operations Before Income Taxes	10,864	74,281	61,811	230,395	(80,137)
Income Tax Expense/(Benefit) (4)	(10)	9,830	(27,814)	27,752	(19,680)

Net Income/(Loss) From Continuing Operations	10,874	64,451	89,625	202,643	(60,457)
(Loss)/Income From Discontinued Operations (net of income tax provision of $0, $3,886, $262, $3,886, and $1,320 respectively) (4)	—	(3,886)	(2,516)	(3,886)	14,152
Gain on disposal of discontinued operations (net of income tax provision of $30,979) (4)	—	—	136,953	—	136,953

Net Income	$10,874	$60,565	$224,062	$198,757	$90,648

Net Income/(Loss) per Common Share from Continuing Operations:
Basic	$0.06	$0.33	$0.46	$1.04	$(0.31)

Diluted (5)	$0.06	$0.33	$0.44	$1.03	$(0.31)

Net Income per Common Share:
Basic	$0.06	$0.31	$1.14	$1.02	$0.46

Diluted (5)	$0.06	$0.31	$1.07	$1.01	$0.46

Shares used in calculation of Net Income/(Loss) per Common Share—Basic	189,093	193,563	196,919	194,729	196,283

Shares used in calculation of Net Income/(Loss) per Common Share—Diluted (5)	190,341	204,551	211,764	204,414	196,283

Gross Orders	$290,419	$239,153	$385,955	$1,299,789	$1,185,822

Net Orders	$287,489	$239,153	$377,635	$1,294,421	$1,170,593

(1) Includes the following amounts related to stock-based compensation:
	December 31, 2006	October 1, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Cost of Revenues	$1,179	$1,165	$290	$4,687	$290
Engineering and Development	1,922	1,902	137	7,647	137
Selling and Administrative	3,102	3,067	335	12,335	335

	$6,203	$6,134	$762	$24,669	$762

(2) Cost of revenues includes an inventory provision of $8 million in the year ended December 31, 2006 and $38.5 million in the year ended December 31, 2005, for non-FLEX products in the Semiconductor Test Division.
(3) Restructuring and Other, net consists of:
	Quarter Ended:			Year Ended:
	December 31, 2006	October 1, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Gain on Sale of Real Estate	$(779)	$(16,583)	$(10,884)	$(39,098)	$(15,329)
Severance	2,589	1,038	2,862	6,067	21,252
Facility Related	—	447	—	(821)	2,311
Gain on Sale of Product Lines	—	(20)	(2,752)	(406)	(4,068)
Long-Lived Asset Impairment	—	—	164	50	10,231
Divestiture-Related Fees	—	—	—	—	3,078
Other	—	—	217	101	169

	$1,810	$(15,118)	$(10,393)	$(34,107)	$17,644

(4) Under GAAP in the quarter ended October 1, 2006 and year ended December 31, 2006, there was a tax benefit recorded in continuing operations for finalization of the 2005 U.S. tax losses, with an offsetting tax provision in discontinued operations. In the quarter and year ended December 31, 2005, there was a tax benefit recorded in continuing operations for the 2005 operating loss used as a result of the sale of TCS. There was an offsetting tax provision in the gain on sale of TCS included in discontinued operations.
(5) Under GAAP, when calculating diluted earnings per share, convertible debentures must be assumed to have converted if the effect on EPS would be dilutive. For Teradyne, dilution occurs when earnings are greater than $0.24 per share per quarter and $0.98 per share per year.
	Quarter Ended:			Year Ended:
	December 31, 2006	October 1, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Shares included in diluted shares	—	10,367	13,674	8,545	—
Net interest expense added back to net income	$—	$2,562	$3,334	$8,346	$—

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	December 31, 2006	December 31, 2005
Assets
Cash and Cash Equivalents	$568,025	$340,699
Marketable Securities	47,766	354,042
Accounts Receivable	158,939	232,462
Inventories	93,070	142,706
Other Current Assets	21,610	25,033

	889,410	1,094,942
Net Property, Plant and Equipment	366,349	421,286
Long-term Marketable Securities	328,827	232,952
Goodwill	69,147	69,147
Intangible and Other Assets	35,819	35,537
Retirement Plans Assets	31,503	5,868

	$1,721,055	$1,859,732

Liabilities
Current Portion of Long-term Debt	$—	$300,282
Accounts Payable	40,082	48,012
Accrued Employees’ Compensation and Withholdings	87,975	81,670
Deferred Revenue and Customer Advances	46,471	31,477
Other Accrued Liabilities	49,136	50,820
Income Taxes Payable	36,052	3,234

	259,716	515,495
Retirement Plans Liabilities	81,121	80,224
Other Long-term Debt	—	1,819
Other Long-term Liabilities	19,031	19,528

	359,868	617,066
Shareholders’ Equity	1,361,187	1,242,666

	$1,721,055	$1,859,732

GAAP to Non-GAAP Earnings Reconciliation

References by the Company to non-GAAP income from continuing operations and non-GAAP earnings per share refer to net income or earnings per share excluding restructuring and other, net, and certain inventory provisions, as well as adjustments to profit sharing and taxes due to these exclusions. GAAP requires that these items be included in determining Net Income/(Loss) and Net Income/(Loss) per share. Non-GAAP net income from continuing operations (which is the basis for non-GAAP earnings per share) gives an indication of Teradyne's baseline performance before gains, losses or other charges that are considered by management to be outside the Company's ongoing operating results. The Company believes these non-GAAP measures will aid investors' overall understanding of the Company's results by providing a higher degree of transparency for certain expenses and credits, through providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, the presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for, or superior to, financial information provided in accordance with GAAP.

	Quarter Ended:						Twelve Months Ended:
	December 31, 2006		October 1, 2006		December 31, 2005		December 31, 2006		December 31, 2005
(in millions, except per share data)
Gross Margin—GAAP	$121.4	46.2%	$175.3	48.8%	$160.2	46.4%	$660.4	48.0%	$411.8	38.3%
Inventory charge (1)	—		—		—		8.0		38.5

Gross Margin—Non-GAAP	$121.4	46.2%	$175.3	48.8%	$160.2	46.4%	$668.4	48.5%	$450.3	41.9%
Net Income/(Loss) from Continuing Operations—GAAP	$10.9	4.1%	$64.5	17.9%	$89.6	26.0%	$202.6	14.7%	$(60.5)	-5.6%
Inventory charge (1)	—		—		—		8.0		38.5
Restructuring and Other, net (2)	1.8		(15.1)		(10.4)		(34.1)		17.6
Profit sharing adjustment (3)	(0.3)		0.2		—		(0.7)		(7.9)
Tax Benefit from disposal of TCS (4)	—		(3.9)		(29.2)		(3.9)		(29.2)
Income tax adjustment (5)	(0.8)		0.3		0.3		(0.3)		(0.2)

Net Income/(Loss) from Continuing Operations—non-GAAP	$11.6	4.4%	$46.0	12.8%	$50.3	14.6%	$171.6	12.5%	$(41.7)	-3.9%

GAAP Net Income/(Loss) from Continuing Operations per Common Share—Basic	$0.06		$0.33		$0.46		$1.04		$(0.31)

Non-GAAP Net Income/(Loss) from Continuing Operations per Common Share—Basic	$0.06		$0.24		$0.26		$0.88		$(0.21)

Shares used in calculation of Net Income/(Loss) per Common Share—Basic	189.1		193.6		196.9		194.7		196.3
GAAP Net Income/(Loss) from Continuing Operations per Common Share—Diluted(6)	$0.06		$0.33		$0.44		$1.03		$(0.31)

Non-GAAP Net Income/(Loss) from Continuing Operations per Common Share—Diluted(6)	$0.06		$0.24		$0.25		$0.88		$(0.21)

Shares used in calculation of GAAP Net Income/(Loss) from Continuing Operations per Common Share—Diluted (6)	190.3		204.6		211.8		204.4		196.3
Shares used in calculation of non-GAAP Net Income/(Loss) from Continuing Operations per Common Share—Diluted (6)	190.3		194.2		211.8		195.9		196.3

(1) Cost of revenues includes an inventory provision of $8 million in the year ended December 31, 2006 and $38.5 million in the year ended December 31, 2005, respectively, for non-FLEX products in the Semiconductor Test Division.

	Quarter Ended:						Twelve Months Ended:
	December 31, 2006		October 1, 2006		December 31, 2005		December 31, 2006		December 31, 2005
(2) Restructuring and Other, net consists of (in millions):
Gain on Sale of Real Estate	$(0.8)		$(16.6)		$(10.9)		$(39.1)		$(15.3)
Employee Severance	2.6		1.0		2.9		6.0		21.3
Facility Related	—		0.5		—		(0.8)		2.3
Gain on Sale of Product Lines	—		—		(2.7)		(0.4)		(4.1)
Divestiture-Related Fees	—		—		—		—		3.1
Long-Lived Asset Impairment	—		—		0.1		0.1		10.2
Other	—		—		0.2		0.1		0.1

	$1.8		$(15.1)		$(10.4)		$(34.1)		$17.6

(3) To adjust the profit sharing calculation in accordance with the profit sharing plan for the non-GAAP items.

(4) Under GAAP in the quarter ended October 1, 2006 and year ended December 31, 2006, there was a tax benefit recorded in continuing operations for finalization of the 2005 U.S. tax losses, with an offsetting tax provision in discontinued operations. In the quarter and year ended December 31, 2005, there was a tax benefit recorded in continuing operations for the 2005 operating loss used as a result of the sale of TCS. There was an offsetting tax provision in the gain on sale of TCS included in discontinued operations.

(5) To adjust the tax provision for the non-GAAP items. The quarter ended December 31, 2006 amount includes $0.4 million for a prior quarter tax adjustment related to a sale of real estate.

(6) Under GAAP, when calculating diluted earnings per share, convertible debentures must be assumed to have converted if the effect on EPS would be dilutive. For Teradyne, dilution occurs when earnings are greater than $0.24 per share per quarter or $0.98 per share per year.

	Quarter Ended:						Twelve Months Ended:
	December 31, 2006		October 1, 2006		December 31, 2005		December 31, 2006		December 31, 2005
Shares included in diluted shares	—		10.4		13.7		8.5		—
Net interest expense added back to net income	$—		$2.6		$3.3		$8.3		$—

For press releases and other information of interest to investors, please visit Teradyne’s homepage on the World Wide Web at http://www.teradyne.com.

Contact:	Teradyne, Inc.

Tom Newman, 978-370-2425

V.P. Corporate Relations